Execution Copy

                          SECURITIES PURCHASE AGREEMENT

                          HEALTHY PLANET PRODUCTS, INC.



                                                              September 29, 1997




Mr. John Winfield
2121 Avenue of the Stars
Suite 2020
Los Angeles, California 90067

Dear Mr. Winfield:

                  Healthy Planet Products, Inc., a Delaware corporation (the "Company") has agreed to sell to you (hereinafter referred to as the "Purchaser") 300,000 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), at a price of $3.25 per share. In connection therewith, the Company has also agreed to issue to the Purchaser warrants ("Warrants") exercisable until September 29, 2002 to purchase an aggregate of 300,000 shares of Common Stock ("Warrant Shares"), one-third of which will be exercisable at an exercise price of $4.00 per share, one-third of which will be exercisable at an exercise price of $4.25 per share and one-third of which will be exercisable at an exercise price of $4.50 per share. The Warrants will be issued pursuant to a warrant agreement in the form attached hereto as Exhibit A (the "Warrant Agreement") to be entered into by the Company and the Purchaser concurrently with the execution of this Agreement and will be evidenced by warrant certificates in the form of Appendix I to the Warrant Agreement ("Warrant Certificates"). The Shares and Warrants are hereinafter collectively referred to herein as the "Securities."

                  The Securities being sold to the Purchaser in this private transaction have not been registered under the registration provisions of the Securities Act of 1933, as amended (the "Act"), and are being offered and sold by the Company to the Purchaser in reliance upon an exemption from registration under Sections 4(2) and/or 4(6) of the Act, and Regulation D promulgated thereunder. The Company and the Purchaser will, concurrently with the execution of this Agreement and the Warrant Agreement, enter into a Registration Rights Agreement in the form attached hereto as Exhibit B ("Registration Agreement"), which will require the Company to effect registration of the Shares and Warrant Shares in certain circumstances.

                  Section 1.  Issue of Securities

                  Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company hereby agrees to issue and sell to Purchaser, and Purchaser agrees to purchase and herewith purchases from the Company, the Securities. An aggregate of $975,000 will be payable upon the execution and delivery of this Agreement by wire transfer or certified or cashier's check in same-day or next day funds as directed by the Company.

                  The Company covenants and agrees to promptly deliver to Purchaser, upon due execution of this Agreement, the Warrant Agreement and Registration Agreement by the parties and receipt by the Company of the payment referred to in the preceding paragraph, a Common Stock certificate and Warrant Certificates representing the number of Shares and Warrants, respectively, acquired by Purchaser hereunder.

                  Section 2.  Representations and Warranties of the Company.

                  The Company represents and warrants that:

                  (A) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and duly qualified to do business and in good standing as a foreign corporation in the State of California and each state in which the nature of its business or properties requires such qualification (except where failure as to qualify would not have a material adverse effect on the Company taken as a whole), with full power and authority, corporate and otherwise, to enter into and perform this Purchase Agreement, and to execute and deliver the various instruments and documents provided for herein.

                  (B) The execution, delivery and performance by the Company of this Agreement, the Warrant Agreement and Registration Agreement and the making, execution and delivery by the Company of the instruments contemplated hereby and thereby, have been duly authorized by all necessary corporate action and will not violate any provision of law, court order or decree, or of its Certificate of Incorporation or Bylaws, or result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument to which it is a party, or by which it or its property may be bound or affected. Each of this Agreement, the Warrant Agreement and the Registration Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms subject to general principles of equity and bankruptcy and other laws affecting creditors' rights generally.

                  (C) Except as set forth in the Company's Form 10-KSB for the fiscal year ended December 31, 1996, (i) there are no material lawsuits or proceedings pending, or, to the Company's knowledge, threatened against or affecting the Company and (ii) there are no proceedings before any governmental commission, bureau or other administrative agency pending, or, to the Company's knowledge, threatened against the Company.

                  (D) The authorized capital stock of the Company consists of 12,000,000 shares of Common Stock, $0.01 par value per share, of which 1,827,362 shares are issued and outstanding as of the date hereof, and 750,000 shares of Preferred Stock, $.10 par value per share, of which 186,341 shares, denominated as Series D Preferred Stock, are issued and outstanding as of the date hereof. A total of 779,458 shares of Common Stock are reserved for issuance pursuant to the exercise of options and warrants and the conversion of convertible securities issued and outstanding on the date hereof.

                  (E) The Shares issuable under this Agreement have been duly authorized and, when issued against payment therefor, will be validly issued, fully paid and nonassessable. The Warrants issuable pursuant to the Warrant Agreement have been duly authorized and, when issued and delivered in accordance with the Warrant Agreement, will be enforceable in accordance with their terms, subject to general principles of equity and bankruptcy and other laws effecting creditors rights generally.

                  (F) Except for any applicable requirements of state securities laws (as to which no representations or warranties are made), no governmental permit, consent, approval or authorization is required in connection with (i) the execution, delivery and performance of this Agreement, the Warrant Agreement and the Registration Agreement by the Company or (ii) the offer, sale, issuance and delivery of the Shares and Warrants contemplated hereby by the Company; provided that, all representations made to the Company by the Purchaser in this Agreement and in any other document or instrument delivered in connection herewith are assumed for purposes of this representation and warranty to be accurate and complete.

                  (G) To the best knowledge of the Company, none of the Company's reports and filings with the Securities and Exchange Commission ("SEC") contained a misstatement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances in which they were made or omitted, not misleading.

                  (H)  The  Company  Common  Stock  is  traded  on The  American
Exchange, Inc. ("AMEX"), and the Shares and Warrant Shares are approved for listing, subject to official notice of issuance. No assurance is made as to any future AMEX listing of shares of Common Stock.

                  Section 3.  Purchaser's Representations and Warranties.

                  As an inducement to the Company to enter into this Securities Purchase Agreement and sell the Securities to Purchaser, Purchaser represents and warrants as follows:

                  (A) Purchaser acknowledges and understands that the offer and sale of the Securities are intended to be exempt from registration under the Act, by virtue of Section 4(2) and/or 4(6) of the Act, and Regulation D promulgated thereunder ("Regulation D") and, in accordance therewith and in furtherance thereof, Purchaser represents and warrants to and agrees with the Company that he is an "accredited investor" as that term is defined pursuant to Rule 501 of Regulation D. Purchaser has completed the Investor Questionnaire in the form attached hereto as Exhibit C and has delivered it herewith and represents and warrants that it accurately sets forth his financial condition on the date hereof. Purchaser has no reason to expect there will be any material adverse change in his financial condition and will advise the Company of any such changes occurring prior to the issuance of the Securities to Purchaser hereunder.

                  (B) Purchaser has such knowledge and experience in financial and business matters as is required for evaluating the merits and risks of making this investment, and Purchaser or his representatives have received such information requested by him concerning the business, management and financial affairs of the Company in order to evaluate the merits and risks of making this investment. Except as specifically set forth herein, no representation or warranty is made by the Company to induce Purchaser to make this investment, and any representation or warranty not made herein is specifically disclaimed.

                  (C)  Purchaser is making this  investment  for his own account and is purchasing the Securities for investment purposes only and not with a present view to the resale or other distribution thereof. Purchaser specifically warrants and represents that the funds utilized for making this investment are Purchaser's own funds, and Purchaser has no agreement or understanding with any other person to grant a participation or interest, of whatever nature, kind or description, in Purchaser's investment. Purchaser further represents and warrants that he has not paid or agreed to pay any fee, commission or thing of value to any person in connection with this transaction.

                  (D) Purchaser acknowledges that he has been advised that the Securities being purchased by such Purchaser hereunder have not been registered under the provisions of the Securities Act of 1933, as amended (the "Act"), and that the Company has represented to such Purchaser that the Securities have been offered and sold by the Company in reliance upon an exemption from registration provided in Section 4(2) and/or 4(6) of the Act and Regulation D thereunder.

                  (E) In entering into this Agreement and in purchasing the Securities each Purchaser acknowledges that:

                          (i) The  Shares  and  Warrants  may not be  resold  by
Purchaser in the absence of registration under the Act or valid exemption from registration.

                          (ii)  The  following  legend  shall be  placed  on the
Certificate(s) evidencing the Shares and Warrants:

                  "THE SHARES [WARRANTS] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
                  AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

                          (iii) The Company may place a stop  transfer  order on
its transfer books against the Shares and Warrants (and underlying Warrant Shares). Such stop order will be removed, and further transfer of the Shares or Warrant Shares will be permitted upon an effective registration of the Shares and Warrants solely as provided in the Registration Agreement, or the receipt by the Company of an opinion of counsel that such further transfer may be effected pursuant to an applicable exemption from registration.

                          (iv) The purchase of the Shares and Warrants  involves
risks which Purchaser has evaluated, and Purchaser is able to bear the economic risk of the purchase of such securities.

                  (F) Purchaser acknowledges receipt of copies of the following reports filed by the Company with the Securities and Exchange Commission: Form 10-KSB for the year ended December 31, 1996, Forms 10-QSB for the quarters ended March 31, 1997 and June 30, 1997, Form 8-K dated March 31, 1997 and the Proxy
Statement mailed to the Company's shareholders in connection with the 1997 Annual Meeting of Shareholders (collectively the "Disclosure Documents"). Purchaser has carefully reviewed the Disclosure Documents and acknowledges that he has relied only on the information set forth therein and in this Agreement in making a decision to purchase the Securities. Purchaser specifically disclaims receipt of any other information and material, whether oral or in writing, from the Company or anyone acting for or on behalf of the Company, and reliance upon any such unauthorized oral or written information and material is specifically disclaimed.

                  (G) Purchaser understands that all documents, records, and books pertaining to this investment (including, without limitation, the Disclosure Documents) have been made available for inspection by him, his attorney and/or his accountant.

                  (H) Purchaser has had a reasonable opportunity to ask questions of and receive answers from a person acting on behalf of the Company concerning the offering of the Securities and all such questions have been answered to the full satisfaction of the undersigned.

                  (I) Purchaser is not purchasing any of the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to the undersigned in connection with investments in securities generally.

                  (J) Purchaser has reached the age of majority in the state in which Purchaser resides, has adequate means of providing for Purchaser's current needs and personal contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment, and Purchaser is prepared to lose his entire investment in the Securities.

                  (K) Purchaser's overall commitment to investments that are not readily marketable is not, and his acquisition of Securities will not cause such overall commitment to become, disproportionate to his net worth.

                  (L) Purchaser acknowledges that he has made his own investigation concerning the business and affairs of the Company and in that connection, Purchaser acknowledges the previous receipt of the Disclosure Documents.

                  (M) Purchaser acknowledges that he has been advised that the Company has agreed to pay to Starr Securities, Inc. a fee of $48,750 for acting as its investment banker and advisor in connection with this transaction.

                  (N) Purchaser acknowledges that the Company has advised him of the requirements for the filing of Forms 3, 4, and 5 and Schedule 13D under certain circumstances. Purchaser acknowledges that he has independently consulted with his own counsel with respect to such filing requirements. Purchaser covenants and agrees to timely make all filings with the SEC as is or may be necessary by reason of Purchaser's ownership of securities in the Company.

                  Purchaser is making the foregoing representations and warranties with the intent that they may be relied upon by the Company in determining the suitability of the sale of the Securities to Purchaser for purposes of federal and state securities laws. Purchaser agrees to indemnify and hold harmless the Company, the officers, directors, and affiliates of the Company, and each other person, if any, who controls the Company, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by Purchaser herein or in any other document furnished by Purchaser to any of the foregoing in connection with this transaction.

                  Section 5. Election of Purchaser to Company's Board of Directors.

                  Concurrent with this investment, the Company cause Purchaser to be elected to the Company's Board of Directors effective on the date hereof and to remain as a Director until the earliest of (i) the third anniversary of the date of this Agreement, (ii) the date on which the currently existing members of the Board of Directors of the Company no longer constitute a majority of the Board or (iii) the death of Purchaser. For purposes hereof, the term "currently existing members of the Board of Directors" will also include any person not currently on the Board of Directors who is subsequently elected to the Board as a nominee of the Board of Directors.

                  Section 6.  Binding Effect of Purchase.

                  Purchaser hereby acknowledges and agrees, subject to any applicable state securities law, that the purchase hereunder is irrevocable, that Purchaser is not entitled to cancel, terminate or revoke this Agreement or any agreements of Purchaser hereunder and that this Agreement and such other agreements shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and assigns.

                  Section 7.  Miscellaneous.

                  (A) No Waiver. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sought.

                  (B) Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail box, stamped, registered or certified mail, return receipt requested, addressed to such address as may be listed on the books of the Company or (b) delivered personally at such address.

                  (C) Execution. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, or all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

                  (D) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein, and any representations or warranties not contained herein are disclaimed.

                  (E) Severability. Each provision of this Agreement is intended to be severable from every other provisions, and the invalidity or illegality of any portion hereof, shall not affect the validity or legality of the remainder hereof.

                  (F) Non-Assignability. This Agreement is not transferable or assignable by the undersigned except as may be provided herein.

                  (G) Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to residents of that state executing contracts wholly to be performed in that state.

                  Please countersign and return two copies of this Purchase Agreement, the Warrant Agreement, the Registration Agreement and the completed Investor Questionnaire. A countersigned copy of this Agreement, Warrant Agreement and Registration Agreement will be returned to you, together with your share certificate and Warrant
Certificate. For the purpose of having the share certificate and Warrant Certificate prepared, please indicate the exact manner in which the Securities are to be made out in the space provided for below.

                                              Very truly yours,

                                              HEALTHY PLANET PRODUCTS, INC.


                                              By  /s/ Bruce Wilson
                                                 -------------------------------
                                                     Name:  Bruce Wilson
                                                     Title: President

AGREED TO AND ACCEPTED:



/s/ John Winfield
-----------------------------------
Signature of Purchaser

Date Executed: September 29, 1997.

Share and Warrant Certificates to made out as follows:


-----------------------------------
Print Name


-----------------------------------
Social Security Number